KPMG LLP
Suite 600
205 North 10th Street
Boise, ID 83702-5798

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No 333-272987) on Form S-8 of our report dated March 8, 2024, with respect to the consolidated financial statements of Savers Value Village, Inc.

Boise, Idaho
March 8, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.